SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2003

Wells Real Estate Fund I

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

0-14463	58-1565512
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

Dear Investor:

We are writing you today to let you know that for the second quarter 2003, the sum of the Partnership’s expenses during the quarter, including its legal expenses, resulted in negative cash flow for the quarter. With no cash available for distribution, Class A Unit holders will not receive a quarterly distribution check or quarterly statement this quarter.

At this time, the Partnership cannot predict how long this quarterly cash flow deficit condition will last. Should a deficit continue to exist, the Partnership’s expenses and liabilities will be paid by the Partnership.

Details concerning the status of Fund I will be provided in the Form 10-Q for the second quarter of 2003, which will be available on or before August 14, 2003 online at http://www.wellsref.com. For those of you who have requested a printed copy, it will be mailed on or before August 14, 2003.

We will keep you updated on any new developments. Should you have any questions, we invite you to call your Wells Client Services Specialist at 800-557-4830.

Sincerely,

Richard Scott

Vice President

Accounting and Investor Relations

cc:    Financial Advisors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND I Registrant

By:	WELLS CAPITAL, INC.
General Partner

By:	/s/ Leo F. Wells, III
Leo F. Wells, III President

By:	/s/ LEO F. WELLS, III
LEO F. WELLS, III General Partner

Date: August 8, 2003

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